Exhibit 99.1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, each of the undersigned agrees that a single joint Schedule 13D and any amendments thereto may be filed on behalf of each of the undersigned with respect to the securities held by each of them in Hi-Crush Partners LP.

Dated: February 17, 2015

HI-CRUSH PROPPANTS LLC

By:	/s/ Mark C. Skolos
Name:	Mark C. Skolos
Title:	General Counsel and Secretary

AVISTA CAPITAL PARTNERS II GP, LLC

By:	/s/ Ben Silbert
Name:	Ben Silbert
Title:	General Counsel

AVISTA CAPITAL PARTNERS II, L.P.

By:	Avista Capital Partners II GP, LLC, its general partner

By:	/s/ Ben Silbert
Name:	Ben Silbert
Title:	General Counsel

AVISTA CAPITAL PARTNERS (OFFSHORE) II, L.P.

By:	Avista Capital Partners II GP, LLC, its general partner

By:	/s/ Ben Silbert
Name:	Ben Silbert
Title:	General Counsel

AVISTA CAPITAL PARTNERS (OFFSHORE) II-A, L.P.

By:	Avista Capital Partners II GP, LLC, its general partner

By:	/s/ Ben Silbert
Name:	Ben Silbert
Title:	General Counsel

[Signature Page – Joint Filing Agreement]

ACP HIP SPLITTER, LP

By:	Avista Capital Partners II, L.P., its general partner

By	Avista Capital Partners II GP, LLC, its general partner

By:	/s/ Ben Silbert
Name:	Ben Silbert
Title:	General Counsel

ACP HIP SPLITTER (OFFSHORE), LP

By:	Avista Capital Partners II, L.P., its general partner

By:	Avista Capital Partners II GP, LLC, its general partner

By:	/s/ Ben Silbert
Name:	Ben Silbert
Title:	General Counsel

[Signature Page – Joint Filing Agreement]